Exhibit 10.05

SECOND AMENDMENT

TO THE

STATE AUTO FINANCIAL CORPORATION

LONG-TERM INCENTIVE PLAN

Background Information

A.

State Auto Financial Corporation (“STFC”) previously adopted and maintains the State Auto Financial Corporation Long-Term Incentive Plan (the “Plan”) for the benefit of its executive officers and other key management employees, managers and professionals.

B.	STFC desires to amend the Plan to comply with final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

C.	Article 9 of the Plan permits the Compensation Committee of the Board of Directors of STFC to amend the Plan and the Board authorized such an amendment at a meeting held on November 9, 2007.

Amendment of the Plan

The Plan is hereby amended effective January 1, 2009 as follows:

1.	The last sentence of Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

The Administrator may provide for deferred payment of any Final Award in accordance with the terms and conditions for making such a deferred compensation election contained in the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan, as the same may be amended from time to time.

2.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Robert P. Restrepo, Jr.

Title:	President